UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2012

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

West 8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 77042 112 Avenue Kleber, Paris, France 75784

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 354-6100 (Houston)

                                                                                      33 156 26 71 71 (Paris)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2012, the Compensation Committee of the Board of Directors (the “Board”) of Dresser-Rand Group Inc. (the “Company”) approved the Standard Terms and Conditions (the “Terms and Conditions”) for future grants from time to time to employees of the Company, including executive officers, of Employee Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Performance Restricted Stock Units and Stock Appreciations Rights pursuant to the terms of the Company’s 2008 Stock Incentive Plan. The Terms and Conditions are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 9, 2012, the Board, upon the recommendation of the Board’s Nominating and Governance Committee, adopted amendments, which were effective immediately, to the Company’s Amended and Restated By-Laws (the “By-Laws”) to provide for a majority voting standard in uncontested elections of directors. Specifically, Article II, Section 2.07 of the By-Laws was amended to provide that each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, except in the case of a contested election. This Section, as amended, states that a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. In contested elections, where the total number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. Prior to the effectiveness of these amendments, Article II, Section 2.07 of the By-Laws provided that directors would be elected in all circumstances by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

In addition, these amendments include conforming changes clarifying that the voting standard which applies to all other matters submitted to stockholders is subject to any differing standard required by law, the Company’s Restated Certificate of Incorporation or the By-Laws.

The foregoing summary of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

The Board also approved related changes to the Company’s Corporate Governance Guidelines to implement a director resignation policy. The Corporate Governance Guidelines as revised are posted on the Company’s website (http://www.dresser-rand.com/corpgov/).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.2	Amended and Restated By-Laws of Dresser-Rand Group Inc.

10.1	Dresser-Rand Group Inc. Standard Terms and Conditions for Employee Non-Qualified Stock Options.

10.2	Dresser-Rand Group Inc. Standard Terms and Conditions for Stock Appreciations Rights.

10.3	Dresser-Rand Group Inc. Standard Terms and Conditions for Restricted Stock.

10.4	Dresser-Rand Group Inc. Standard Terms and Conditions for Restricted Stock Units.

10.5	Dresser-Rand Group Inc. Standard Terms and Conditions for Performance Restricted Stock Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.
(Registrant)

Date: February 10, 2012	By:	/s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary

DRESSER-RAND GROUP INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
3.2	Amended and Restated By-Laws of Dresser-Rand Group Inc.

10.1	Dresser-Rand Group Inc. Standard Terms and Conditions for Employee Non-Qualified Stock Options.

10.2	Dresser-Rand Group Inc. Standard Terms and Conditions for Stock Appreciations Rights.

10.3	Dresser-Rand Group Inc. Standard Terms and Conditions for Restricted Stock.

10.4	Dresser-Rand Group Inc. Standard Terms and Conditions for Restricted Stock Units.

10.5	Dresser-Rand Group Inc. Standard Terms and Conditions for Performance Restricted Stock Units.